As filed with the Securities and Exchange Commission on February 14, 2000
                         Registration Number: ___-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            LAMAR CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

MISSISSIPPI                                6712                    64-0733976
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification
                                                                  Number)

                           401 SHELBY SPEIGHTS DRIVE,
                           PURVIS , MISSISSIPPI 39475
                                 (601) 794-6047
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ROBERT W. ROSEBERRY
                           401 SHELBY SPEIGHTS DRIVE,
                           PURVIS , MISSISSIPPI 39475
                                 (601) 794-6047
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             L. KEITH PARSONS, ESQ.
                      WATKINS LUDLAM WINTER & STENNIS, P.A.
                               POST OFFICE BOX 427
                             633 NORTH STATE STREET
                           JACKSON, MISSISSIPPI 39202
                                 (601) 949-4900

          Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                CALCULATION OF REGISTRATION FEE

========================== -------------------------- --------------------------- --------------------------- ----------------------
                                                           Proposed maximum            Proposed maximum           Amount of
Title of each class of          Amount to be               offering price            aggregate offering         registration
   securities to be              registered                   per unit                     price                    fee
      registered
========================== ========================== =========================== =========================== ======================

Common Stock, par              200,000(1) Shares              9.9375(2)                 $1,987,500(2)                  $524.70
value $.50 per share
========================== ========================== =========================== =========================== ======================

================================================================================

================================================================================
(1) If, prior to the completion of the distribution of the Common Stock covered by this registration statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split dividend pursuant to Rule 416.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c). Based on the average of the high and low prices, as reported by NASDAQ, as of February 8, 2000
================================================================================
================================================================================

                                   PROSPECTUS

                            LAMAR CAPITAL CORPORATION


                           Dividend Reinvestment Plan


                 200,000 shares of Common Stock ($.50 par value)



To our Shareholders:

          We are pleased to send you this  prospectus  describing  the  Dividend
Reinvestment Plan being offered by Lamar Capital Corporation to eligible shareholders. The Plan provides the opportunity to reinvest automatically cash dividends in shares of Common Stock (including fractional shares computed to four decimal places) and to make additional purchases of Common Stock with optional cash payments ranging from a $20 minimum to a $5,000 maximum per quarter per participant. The Plan is administered by SunTrust Bank, Atlanta, who will purchase shares of Common Stock as agent for the accounts of participants under the Plan on the open market as described below.

          The price at which the Agent will be deemed to have acquired shares of Common Stock through dividend reinvestment or with optional cash payments for the accounts of participants under the Plan will be the average price of all shares purchased by the Agent in the open market as agent for all participants on the investment date.

          Shareholders of record of Common Stock may enroll at any time by completing the enclosed Authorization Card and returning it to SunTrust Bank, Atlanta at the address listed in Question Number 3 of the attached Prospectus. Shareholders who do not wish to participate in the Plan will receive dividends on the Common Stock, if and when declared, by check without any further action on their part.

          Lamar Capital Corporation's common stock is traded on the NASDAQ stock market. The trading symbol is "LCCO." On February 8, 2000, Lamar Capital Corporation's common stock closed at $9.9375.

          The address and telephone number of the principal executive office of Lamar Capital Corporation is 401 Shelby Speights Drive, Purvis, Mississippi 39475, telephone (601) 794-6047.

                                    Sincerely,



                                    Chairman and Chief Executive Officer


--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------


                The date of this Prospectus is February 14, 2000.

                                TABLE OF CONTENTS

                                                                            Page

DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN. . . . . . . . . . . . . . . . .1

          Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          Advantages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Administration. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          Optional Cash Payments. . . . . . . . . . . . . . . . . . . . . . . 2
          Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          Purchases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          Sale of Plan Shares. . . . . . . . . . . . . . . . . . . . . . . . .4
          Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          Reports to Participants. . . . . . . . . . . . . . . . . . . . . . .4
          Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          Termination of Participation. . . . . . . . . . . . . . . . . . . . 5
          Tax Information. . . . . . . . . . . . . . . . . . . . . . . . . . .5
          Other Information. . . . . . . . . . . . . . . . . . . . . . . . . .6

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

LEGAL OPINION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

DOCUMENTS INCORPORATED BY REFERENCE. . . . . . . . . . . . . . . . . . . . . .9


APPENDIX A  - LAMAR CAPITAL CORPORATION DIVIDEND REINVESTMENT PLAN,
              JANUARY 27, 2000

          DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN

          The following, in question and answer form, is a description of the provisions of the Company's Dividend Reinvestment Plan. This description does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Plan (a copy of which is attached as Appendix A).

Purpose



1.        What is the purpose of the Plan?

          The purpose of the Plan is to provide eligible record owners of Common Stock with a simple and convenient way of investing cash dividends and optional cash payments in shares of Common Stock.

Advantages

2.        What are the advantages of the Plan?

          Participants in the Plan may:
               a. Reinvest automatically their cash dividends in shares of Common Stock (at lower fees than purchases made outside of the Plan through a broker/dealer).
               b.   Invest  optional  cash  payments  from $20 to a  cumulative
                    $5,000 per quarter per  participant in Common Stock.
               c.   Invest the full amount of all cash  dividends and optional cash payments since fractional shares may be held under the Plan.
               d. Realize the long-range opportunity of dollar cost averaging by purchasing Common Stock under the Plan on a regular basis.
               e. Avoid cumbersome safekeeping requirements through the free custodial service of the Plan for shares purchased through the Plan or shares already owned that participants desire to deposit into the Plan.
               f. Avoid the inconvenience and expense of recordkeeping through the free reporting provisions of the Plan.

Administration

3.        Who administers the Plan for participants?

          SunTrust Bank, Atlanta administers the Plan as Agent for participants, keeps records, sends statements of account to participants, and performs other duties related to the Plan. Shares purchased through the Plan will be registered in the name of SunTrust Bank, Atlanta or its nominee as agent for participants in the Plan.

          All inquiries and communications regarding the Plan should include your (the participant's) account number and should be directed to the Agent at:

                    SunTrust Bank, Atlanta
                    Attn:  Stock Transfer Department:
                    P. O. Box 4625
                    Atlanta, Georgia 30302
                    1-800-568-3476

          The Agent or the Company may terminate or suspend the Plan at any time by written notice to participants. The terms and conditions of the Plan may be amended by the Agent, with the concurrence of the Company, at any time by mailing an appropriate notice to participants at least 30 days prior to the effective date of the amendment.

Participation

4.        Who is eligible to participate?

          Record owners of common stock are eligible to enroll in the Plan.

          Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank, or other nominee) and who wish to participate in the Plan must either (i) become owners of record by having the number of shares they wish to enroll in the Plan transferred into their names, or (ii) make arrangements with the holder of record to participate in the Plan on behalf of such beneficial owner.

5.        How does a shareholder become a participant?

          An eligible shareholder may join the Plan by completing the enclosed Authorization Card and returning it to the Agent at the address provided in Question 3. Additional Authorization Cards may be obtained at any time by contacting the Company or the Agent.

6.        What participation options are available?

          By marking the appropriate spaces on the Authorization Card, an eligible shareholder of record may choose among the following investment options for purchases of shares of Common Stock:

               a. To reinvest automatically cash dividends on all shares of Common Stock of which the participant is the owner of record and also to make optional cash payments in amounts ranging from a $20 minimum to a cumulative $5,000 maximum per quarter per participant.
               b. To reinvest automatically cash dividends on a percentage (less than 100%) of Common Stock of which the participant is the owner of record and also to make optional cash payments in amounts ranging from a $20 minimum to a cumulative $5,000 maximum per quarter per participant.

          A shareholder may participate in the Plan with respect to less than all of the shares of Common Stock registered in the shareholder's name.

          All shares of Common Stock purchased through the Plan, whether with reinvested dividends or optional cash payments, will be held by the Agent for participants in the Plan, and the dividends on these shares will be reinvested automatically.

          The Plan allows participants to deposit shares of Common Stock registered in their name with the Agent to be administered under the Plan.

7.        When do your investments begin through the Plan?

          If an Authorization Card specifying reinvestment of cash dividends is received by the Agent at least five (5) business days before the record date of a cash dividend payment, reinvestment will commence with the following dividend payment. If the Authorization Card is received after that date, the reinvestment of cash dividends through the Plan will begin with the next cash dividend payment following the next record date.

          Optional cash payments will be invested as specified in Question 9.

8.        May you change your method of participation after enrollment?

          A record shareholder may change an investment option at any time by completing a new Authorization Card and returning it to the Agent.

          Authorization Cards may be obtained by contacting the Company or the Agent.

Optional Cash Payments

9.        When and how can optional cash payments be made?

          Optional  cash payments will be invested once each month (see Question
13).  Optional cash payments should be received from a participant at least five
(5) business days prior to an investment date. The payments will be applied to the purchase of shares for the account of the participant on that investment date.

          No interest will be paid on optional cash payments pending investment. Optional cash payments received later than five (5) business days prior to the regular monthly investment date will be invested at the next regular monthly investment date. To avoid unnecessary accumulations, the Company recommends that optional cash payments be sent so that they are received by the Agent shortly before the fifth (5th) business day prior to an investment date. You may obtain the return of any optional cash payment by written request received by the Agent not less than two (2) business days before it is to be invested.

          An initial optional cash payment may be made when you join the Plan. A personal check, official bank check, or money order should be made payable to, "SunTrust Bank, Atlanta," and returned along with the Authorization Card. Thereafter, optional cash payments may be made through the use of cash payment forms sent to you with your account statement.

10.       What are the limitations on making optional cash payments?

          Optional cash payments may be made by personal check, official bank check, or money order. Any optional cash payments you wish to make must be not less than a $20 minimum per quarter nor more than a cumulative $5,000 maximum per quarter. Any number of optional cash payments may be made, subject to the foregoing limitations, and there is no obligation to make any optional cash payment at any time.

          Optional cash payments need not be in the same amount of money each time.

Costs

11. Are there any expenses to participants in connection with purchases or sales through the Plan?

          All brokerage commissions or fees for purchases made through the Plan on the open market will be included as part of the average price per share of Common Stock purchased by the Agent for the accounts of participants under the Plan. All administrative costs of the Plan will be paid by the Company. If you request that the Agent arrange a sale of shares held by the Plan for you, a brokerage commission will be deducted from the proceeds of the sale by the independent broker-dealer selected by the Agent (see Questions 15 and 16).

Purchases

12.       How  many  shares  of  Common  Stock  will  be  purchased   for
participants, and what is the source of shares purchased through the Plan?

          The number of shares purchased for your account, including a fractional share computed to four decimal places, will be equal to the total amount invested by you (the amount of cash dividends reinvested and any optional cash payments), divided by the purchase price per share (see Question 14).

          Shares purchased through the Plan will be purchased by the Agent in the open market as agent for participants under the Plan. The Company will not exercise any direct or indirect control over the prices or timing of purchases made by the Agent on the open market.

13.       When will shares of Common Stock be purchased through the Plan?

          Purchases of shares with reinvested dividends and with optional cash payments will generally be made on the regular monthly investment date, which is generally the 15th day of each month. If the dividend payment date is not a business day, shares will generally be purchased on the next business day.

          The Agent will use every reasonable effort to reinvest all dividends promptly after receipt and in no event later than 30 days after receipt, unless such investments are restricted by any applicable state or federal securities laws (See Question 32). No interest will be paid on dividends pending reinvestment.

          The Agent in its sole discretion will determine the exact timing of purchases made on the open market for allocation to the accounts of participants under the Plan, as well as the number of shares to be so purchased at any time, depending on the amount to be invested, market conditions, and the requirements of applicable securities laws. If for any reason the Agent is precluded from acquiring shares of Common Stock for 30 consecutive days, the Agent will remit all cash in a participant's Plan account to the participant after such 30th day.

          You will become the owner of the shares purchased for you through the Plan on the investment date. However, for federal income tax purposes, the holding period will commence on the following day (see Question 22).

14. At what price will shares of Common Stock be purchased through the Plan?

          The price at which the Agent will be deemed to have acquired shares for a participant's account under the Plan will be the average price of all shares purchased by the Agent on the open market as agent for all participants with the proceeds of reinvested cash dividends and any optional cash payments. Brokerage commissions or fees will be included as part of the purchase price of the shares and allocated proportionally among participants.

Sale of Plan Shares

15.        How may you sell your shares of Common Stock?

          You can sell your shares of Common Stock held under the Plan in either of two ways. First, you may request certificates for your whole shares and arrange for the sale of these shares through a broker-dealer of your choice (see Question 19). Alternatively, you may request that the Agent sell for you some or all of your shares held by the Plan. The Agent will sell shares for you through broker-dealers selected by the Agent in its sole discretion. If you request that the Agent arrange for the sale of your shares, you will be charged a commission by the broker-dealer selected by the Agent, which will be deducted from the cash proceeds paid to you. The amount of the commission will vary depending on the broker-dealer selected and other factors. Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the average sales price of all shares sold, less your pro rata share of brokerage commissions.

16.       When will shares of Common Stock be sold?

          If you elect to request that the Agent sell your shares held under the Plan, the Agent will sell such shares as your agent as soon as practicable after receipt of your written request. Payment will be made by check and mailed to you as soon as practicable after the sale.

          The Agent will use its best efforts to sell your shares on the open market within ten (10) business days after receipt of written instructions from you to such effect or as soon as otherwise practicable. There can be no assurances with respect to the ability of the Agent to sell your shares or the price, timing, or terms on which a sale may be made. The Company and the Agent have no obligation under the Plan, and assume no responsibility, to purchase whole shares credited to your Plan account if such shares cannot be sold by the Agent.

Dividends

17. Will participants be credited with dividends on shares held in their Plan accounts?

          The Agent will receive the cash dividends (less the amount of tax withheld, if any) for all Plan shares held on the dividend record date and credit them to participants' accounts on the basis of whole shares and any fractional share held. These dividends received will be reinvested automatically in additional shares of Common Stock as a dividend reinvestment. Participants who wish to receive dividends in cash on shares purchased through the Plan must request certificates for those whole shares (so that the shares will be registered in the participant's own name) and change their investment option under the Plan to eliminate dividend reinvestment on their shares (see Questions 8 and 19).

Reports to Participants

18.       What reports will be sent to participants in the Plan?

          As soon as practicable after each purchase or sale on your behalf, you will receive a statement showing account information, including amounts invested, purchase and/or sale prices, and shares purchased and/or sold. This statement will provide a cost record of purchases under the Plan and should be retained for tax purposes. In addition, you will receive the same material sent to every other holder of Common Stock, including the Company's annual reports to shareholders, notices of shareholders' meetings, proxy statements, and information for income tax reporting.

Certificates

19. Will certificates be issued for shares of Common Stock purchased through the Plan?

          Certificates for shares of Common Stock purchased through the Plan will not be issued to you unless you request them. All shares credited to your Plan account will be issued to the Agent or its nominee as your agent. The number of shares credited to your account will be shown on your account statement. This convenience protects against loss, theft, or destruction of stock certificates and reduces the costs to be borne by the Company.

          A certificate for any number of whole shares credited to your Plan account will be issued upon written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Agent.

          Certificates for a fractional share will not be issued under any circumstances.

          Shares credited to your account may not be assigned or pledged in any way. If you wish to assign or pledge the whole shares credited to your account, you must request that certificates for those shares be issued in your name.

          Plan   accounts   will  be  maintained  in  the  name  in  which  your
certificates are registered at the time you enter the Plan. Certificates for whole shares will be registered in the same manner when issued to you.

Termination of Participation

20.       How can participation in the Plan be terminated?

          The Plan is entirely voluntary. You may terminate your participation in the Plan at any time by notifying the Agent in writing.

          If your notice of termination is received by the Agent less than five business days prior to a cash dividend record date, that cash dividend will be reinvested for your account. Your account will then be terminated, and all subsequent cash dividends on those shares will be paid to you.

          When electing to terminate participation in the Plan, any optional cash payment received before the Agent receives your notice of termination will be invested for your account unless you specifically request return of the payment prior to two (2) business days before the next investment date.

          Upon termination of your participation in the Plan, you may direct the Agent to sell all whole and fractional shares in your account or receive a certificate for all whole shares and cash for any fractional share (see Question
15). If written notification is not received by the Agent upon such termination, certificates for whole shares credited to your account under the Plan will be issued to you, and a cash payment will be made to you for any fractional share.

21. What happens if a participant in the Plan dies or becomes legally incapacitated?

          Upon receipt by the Agent of notice of death or adjudicated incompetence of a participant, no further purchases of shares of Common Stock will be made for the account of such participant. The shares and cash held by the Plan for the participant will be delivered to the appropriate person upon receipt of evidence satisfactory to the Agent of the appointment of a legal representative and instructions from the representative regarding delivery.

Tax Information

22. What are the federal income tax consequences of participating in the Plan?

          Distributions by the Company to shareholders will generally be taxed as ordinary dividend income. If open market purchases of shares of Common Stock are made for you through the Plan with reinvested cash dividends, you will be deemed to have received a taxable dividend in the amount of the cash dividend reinvested. Your tax basis in these shares acquired on the open market will equal the amount of the cash dividend.

          You will not realize any taxable income at the time of investment of optional cash payments in additional shares of Common Stock. The tax basis of shares purchased on the open market with an optional cash payment will be the amount of such payment.

          The holding period of shares of Common Stock acquired through the Plan, whether purchased with reinvested dividends or optional cash payments, will begin on the day following the investment date.

          You will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your written request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize taxable gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the Plan are sold or exchanged for you and when you receive the cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount that you receive for your shares or fractional share (net of brokerage commissions and other costs of sale) and the tax basis thereof.

          For foreign participants who elect to have their cash dividends reinvested and whose dividends are subject to United States income tax withholding, and any other participant for whom federal income tax withholding on dividends is required, an amount equal to the cash dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock through the Plan. Foreign shareholder participants are urged to consult their legal advisors with respect to any local exchange, control, tax, or other law or regulation that may affect their participation in the Plan. The Company and the Agent assume no responsibility regarding such laws or regulations and will not be liable for any act or omission in respect thereof.

          The foregoing is only an outline of the Company's understanding of some of the applicable federal income tax provisions. The outline is general in nature and does not purport to cover every situation. Moreover, it does not include a discussion of state and local income tax consequences of participation in the Plan. For specific information on the tax consequences of participation in the Plan, including any future changes in applicable law or interpretation thereof, you should consult your own tax advisors.

Other Information

23. What happens if a participant sells a portion of the shares of Common Stock registered in the participant's name?

          If you have authorized the reinvestment of cash dividends on shares registered in your name and then dispose of a portion of those shares, the cash dividends on the remaining shares will continue to be reinvested.

24. What happens when a participant sells or transfers all of the shares registered in his or her name or stops all purchases?

          If you dispose of all shares registered in your name with respect to which you participate in the Plan or stop purchases through optional cash payments, the cash dividends on the shares credited to your Plan account that remain in the Plan will continue to be reinvested. If you cease to be a record owner of any shares of Common Stock (other than by depositing shares into the Plan as provided in Question 31), the Agent, in its discretion, may request your instructions on the disposition of stock in your Plan account. If the Agent does not receive such instructions from you within 30 days, the Agent, in its discretion, may terminate your Plan account.

25. If the Company has a rights offering, how will rights on the Plan shares be handled?

          No preemptive rights attach to the Common Stock of the Company. If the Company, nevertheless, makes available to holders of Common Stock rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to participants based on the number of shares (including any fractional interests to the extent practicable) held in their Plan account on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

26. What happens if the Company issues a stock dividend or declares a stock split?

          Any stock dividends or split shares in the form of Common Stock distributed by the Company on shares of Common Stock held for your Plan account will be credited to your account in the Plan. Any other non-cash dividend distributed by the Company on shares of Common Stock held for your Plan account will be distributed to you.

          A stock dividend or split shares distribution in the form of Common Stock will increase automatically by that amount the number of shares held in your name on which cash dividends are reinvesting.

27.       How will a participant's shares be voted at meetings of shareholders?

          No shares held under the Plan will be voted by the Agent.

          You will receive a proxy indicating the total number of whole and fractional shares of your Common Stock, including shares of Common Stock registered in your name and shares of Common Stock credited to your Plan account.

          If your proxy is returned properly signed and marked for voting, all the shares covered by the proxy, including those registered in your name and whole and fractional shares held for you under the Plan, will be voted as marked.

          If your proxy is returned properly signed but without indicating instructions on the manner in which shares are to be voted with respect to any item thereon, all of your shares, including those registered in your name and those held for you under the Plan, will be voted in accordance with the recommendations of the management and Board of Directors of the Company.

          If your proxy is not returned, or if it is returned unexecuted or improperly executed, your shares will be voted only if you vote in person.

28.       What is the responsibility of the Company and the Agent for the Plan?

          The Agent has no responsibility with respect to the preparation and the contents of this Prospectus. Neither the Company nor the Agent or its nominee(s), in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of (i) failure to terminate a participant's account upon the participant's death prior to the receipt of notice in writing of the death, (ii) the prices and times at which shares of Common Stock are purchased or sold for the participant's account or the terms on which such purchases or sales are made, (iii) fluctuations in the market value of the Common Stock, or (iv) failure to make purchases or sales at such times and under such circumstances that such transactions are restricted by law or regulation (See Question 32).

          Neither the Company nor the Agent can assure any participant of a profit or protect any participant against a loss from the shares purchased or sold through the Plan. Shares of Common Stock purchased under the Plan are not deposit accounts of The Lamar Bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental organization. An investment in the Common Stock is, as are all equity investments, subject to significant market fluctuations. The Company can neither control purchases by the Agent under the Plan nor guarantee that dividends on the Common Stock will not be reduced or eliminated.

          The payment of dividends is at the discretion of the Company's Board of Directors and will depend upon future earnings, the financial condition of the Company and other factors. The Board may change the amount and timing of dividends at any time without notice.

          The plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

29.       Who regulates and interprets the Plan?

          The Company and the Agent reserve the right to interpret and regulate the Plan as they deem necessary or desirable. Any such interpretation or regulation will be final. The Plan, related Plan documentation, and Plan accounts will be governed by and construed in accordance with the laws of the State of Mississippi.

30.       May the Plan be changed or discontinued?

          While the Company hopes to continue a dividend reinvestment plan indefinitely, the Company and the Agent reserve the right to terminate or suspend the Plan at any time by written notice to the participants. The terms and conditions of the Plan may also be amended by the Agent, with the concurrence of the Company, at any time by mailing an appropriate notice to participants at least 30 days prior to the effective date of such amendment. The Company may amend the Plan by mailing an appropriate notice to participants at least 30 days prior to the effective date of such amendment. Notwithstanding the foregoing, such amendments to the Plan as may be required from time to time due to changes in or new rules and regulations under federal or state securities laws may be made by the Agent prior to notice to each participant.

31. Can a participant send his or her Common Stock certificates to be credited to his or her Plan account?

          A participant can transfer any shares of Common Stock held of record to the Agent to be held for his or her Plan account. A participant desiring to transfer any shares into the Plan should mail them by certified or registered mail to the Agent with a note requesting that they be so credited. This additional service protects against the loss, theft, or destruction of a participant's stock certificates.

32.       When may purchases or sales of stock be temporarily curtailed?

          Temporary curtailment or suspension of purchases or sales of Common Stock may be made at any time when such purchases or sales would in the Agent's judgment contravene, or be restricted by applicable regulations, interpretations or orders of the Securities and Exchange Commission, any other governmental commission, agency or instrumentality, any court, securities exchange or the National Association of Securities Dealers, Inc. The Agent will not be accountable, or otherwise liable, for failure to make purchases or sales at such times and under such circumstances.


                                 USE OF PROCEEDS

          Because the shares purchased pursuant to the Plan will be purchased on the Open Market, the Company will not receive any proceeds from any purchase of stock.


                                 INDEMNIFICATION

          Directors, officers, employees, and agents of the Company and its subsidiaries are entitled to indemnification as expressly permitted by the provisions of the Mississippi Business Corporation Act, the Company's articles of incorporation and bylaws, and the Company's liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.


                                  LEGAL OPINION

     The validity of the shares of the Company Common Stock offered hereby will be passed upon for the Company by Watkins Ludlam Winter & Stennis, P.A. of Jackson, Mississippi.

                                     EXPERTS

          The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given, on the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

          The Company is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Information about operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 300 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including the Company, with the Commission at http://www.sec.gov.

          This Prospectus constitutes part of the Registration Statement on Form S-3 of the Company (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933 as amended (the "Securities Act"), relating to the shares of the Company common stock offered hereby. This Prospectus does not include all of the information and undertakings in the Registration Statement and exhibits thereto. For further information about the Company and the shares of common stock offered hereby, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.


                       DOCUMENTS INCORPORATED BY REFERENCE

          The following documents previously filed with the SEC by the Company pursuant to the Exchange Act are hereby incorporated by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;
          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31,
               June 30 and September 30, 1999;
          3. The Company's Form S-1 filed August 13, 1998, as amended on Form S-1/A filed on October 1, 1998, October 19, 1998, and December 7, 1998, containing a description of the Company's Common Stock; and
          4. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the date of this Prospectus.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

          The Company will provide, without charge to each person, including any beneficial owner to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to Lamar Capital Corporation, 401 Shelby Speights Drive, Purvis, Mississippi 39475 (telephone 601-794-6047).

                                   Appendix A

                            LAMAR CAPITAL CORPORATION
                           DIVIDEND REINVESTMENT PLAN
                                January 27, 2000

         The purpose of this Dividend Reinvestment Plan (the "Plan") of Lamar Capital Corporation (the "Company") is to provide the holders of record of the common stock ("Common Stock") of the Company with a simple and convenient method of investing cash dividends and optional cash payments in shares of the Common Stock of the Company. The Plan is set forth in the following terms and conditions:

               1. Holders of record of Common Stock of the Company are eligible to enroll in the Plan. Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares they wish to enroll in the Plan transferred to their own names.

               2. A holder of record of Common Stock may elect to become a participant in the Plan ("Participant") by returning to SunTrust Bank, Atlanta, a properly completed Authorization Card in the form enclosed herewith. The completed Authorization Card appoints the Agent as agent for the Participant and:
                      a. Authorizes the Company to pay to the Agent for the Participant's account all cash dividends payable on the Common Stock which the Participant has enrolled in the Plan;
                      b.   Authorizes  the Agent as agent to retain for credit
                           to the  Participant's  account  any cash   dividends
                           and  any  shares  of  Common  Stock distributed  as
                           a non-cash  dividend or  otherwise on the shares of
                           Common Stock purchased  pursuant to the Plan   ("Plan
                           Shares")   and   credited   to   the Participant's
                           account and to distribute to the Participant any other non-cash dividend paid on such Plan Shares; and
                      c.   Authorizes the Agent as agent to apply such cash
                           dividends and/or any optional cash payments   made
                           by  the   Participant   pursuant  to Paragraph 5 of
                           the Plan to the  purchase of shares of Common  Stock
                           in  accordance   with  the  terms  and conditions of
                           the Plan.

               3.   After receipt of the properly completed  Authorization
                    Card, the Agent will open an account under the Plan as agent for the Participant and will credit to such account:
                      a. all cash dividends received by the Agent from the Company on shares of Common Stock registered in the Participant's name and enrolled in the Plan by the Participant, commencing with the first such dividends paid after receipt of the Authorization Card by the Agent, provided that the Authorization Card is received at least 5 business days prior to the record date of the dividend;
                       b. all optional cash payments received from the Participant pursuant to Paragraph 5 of the Plan;
                       c. all whole or fractional Plan Shares purchased for the Participant's account after making appropriate deduction for the purchase price of such shares;
                       d. all cash dividends received by the Agent on any whole or fractional Plan Shares credited to the Participant's account;
                       e. any shares of Common Stock distributed by the Company as a dividend or otherwise on Plan Shares credited to the Participant's account; and
                       f. any shares of Common Stock transferred by the Participant pursuant to Paragraph 11 of the Plan.

               4. Cash dividends credited to a Participant's account will be commingled with the cash dividends credited to all accounts under the Plan and will be applied to the purchase of shares of Common Stock of the Company. The price at which the Agent shall be deemed to have acquired shares for the Participant's account shall be the average price of all shares purchased by the Agent for all Participants with the proceeds of a single cash dividend in the open market. A Participant's account will be credited with fractional shares computed to four (4) decimal places. The Agent will make every reasonable effort to reinvest all dividends promptly after receipt and in no event later than 30 days after such receipt except where, in the opinion of the Agent's counsel, such investments are restricted by any applicable state or federal securities law. All dividends will be held pending investment in a non-interest bearing account maintained by the Agent.

               5. The Participant may at any time deposit with the Agent for credit to his account optional cash payments in amounts not less than $20 and not to exceed $5,000 per quarter. Each optional cash payment must be accompanied by the Stock Purchase Form furnished by the Agent. The Agent will commingle the funds credited to a Participant's account with optional cash payments credited to all accounts under the Plan and will apply such funds to the purchase of shares of Common Stock. Optional cash payments, along with cash dividends, will be invested on approximately the 15th day of each month. Optional cash payments received later than 5 days prior to the regular monthly investment date will be invested at the next monthly investment date.

                    Pending investment, all optional cash payments will be held in a non-interest bearing account maintained by the Agent. Any description on the Plan distributed to Participants will advise that Participants may therefore wish to delay transmittal of optional cash payments until shortly before the regular monthly investment date.

                    A Participant may obtain a refund of his uninvested optional cash payment upon written request to the Agent received not less than 2 business days prior to the time when such optional cash payment would otherwise be applied to the purchase of Plan Shares.

               6. Brokerage commissions incurred on the purchase of shares with cash dividends and optional cash payments shall be paid from the funds available for purchase and allocated pro rata according to the number of shares purchased. Administrative costs of the Plan will be paid by the Company.

               7. Temporary curtailment or suspension of purchases or sales of Common Stock may be made at any time when such purchases or sales would in the Agent's judgment contravene, or be restricted by applicable regulations, interpretations or orders of the Securities and Exchange Commission, any other governmental commission, agency or instrumentality, any court, securities exchange or the National Association of Securities Dealers, Inc. The Agent will not be accountable, or otherwise liable, for failure to make purchases or sales at such times and under such circumstances. If for any reason the Agent is precluded from acquiring shares of the Company's Common Stock for 30 consecutive days, the Agent shall remit all cash in the Participant's account to the Participant promptly after such 30th day.

               8. The Agent will mail to each Participant as soon as practicable after each purchase a statement confirming each purchase of Common Stock made for his account.

               9. The Agent may hold the Plan Shares of all Participants together in its name or in the name of its nominee. No certificates will be delivered to a Participant for Plan Shares except upon written request or upon termination of the account. A Participant may request certificates for any whole shares credited to his account at any time. No certificates will be delivered for fractional shares. Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan, and certificates for whole shares will be similarly registered when issued to the Participant. Certificates will be registered and issued in names other than the account name, subject to compliance with any applicable laws and payment by the Participant of any applicable fees and taxes, provided that the Participant makes a written request therefor in accordance with the usual requirements of the Company for the registration of a transfer of the Common Stock of the Company.

               10. It is understood that the automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends. The Agent will
                    comply  with  all  applicable   Internal   Revenue   Service
                    requirements concerning the filing of information returns for dividends credited to each account under the Plan, and such information will be provided to the Participant by a duplicate of that form or in a final statement of account for each calendar year. With respect to Participants whose dividends are subject to Federal income tax withholding, the Agent will comply with all applicable Internal Revenue Service requirements concerning the amount of tax to be withheld, which will be deducted from the dividends prior to investment.

               11. The Agent will forward, as soon as practicable, any proxy solicitation materials to the Participant. The Agent will vote any whole and/or fractional Plan Shares that it holds for the Participant's account in accordance with the Participant's directions. If a Participant does not return a properly completed and signed proxy the Agent will not vote such shares.

               12. A Participant may transfer any issued shares of Common Stock held of record in the Participant's name to the Agent or its nominee, and such shares will be held by the Agent for the Participant's account as Plan Shares subject to the terms and conditions of this Plan.

               13. A Participant may terminate his account at any time by giving a written notice of termination to the Agent. Any such notice of termination received by the Agent less than 5 business days prior to a dividend record date will not become effective until dividends paid on the dividend payment date have been invested. The Agent may terminate a Participant's account by mailing a 30-day written notice of termination to the Participant at his last address of record with the Agent. Upon termination, the Participant may elect in writing to receive certificates representing the whole Plan Shares credited to his account and cash in lieu of fractional shares or he may elect in writing to receive cash for all the whole and fractional Plan Shares credited to his account. If no written election is made at the time the Agent receives the written notice of termination from the Participant or prior to expiration of the 30-day notice period when the Agent terminates a Participant's account, certificates will be issued for all whole Plan Shares and the Participant will receive cash for any fractional shares.

                    If a Participant elects to receive cash for the Plan Shares credited to his account, the Agent, as the Participant's agent, will, as soon as practicable after receipt of a written request, sell such Plan Shares and deliver to him the proceeds of such sale, less any brokerage commissions and any other costs of sale. Any whole shares and fractional interests in shares may be aggregated and sold with those of other terminating Participants. The proceeds of each Participant, in such case, will be the average sales price of all shares so aggregated and sold, less his pro rata shares of any brokerage commissions and other costs of sale.

                    In   all   terminations,   fractional   interests   held
                    in the Participant's account and not otherwise aggregated and sold will be paid for in cash at a price deemed to be the closing sale price per share of the Company's Common Stock as reported by the principal stock exchange or other appropriate market as determined by the Agent, on which the stock is traded on the date of receipt by the Agent of the notice of termination or, if the stock is not traded on the date of such receipt, such closing sale price on the next prior date that it was so traded.

               14. If at any time a Participant ceases to be a record holder of Common Stock other than by transfer of shares to the Agent to be held for his account pursuant to Paragraph 11, the Agent, in its discretion, may mail a written notice to such Participant requesting instructions as to the disposition of stock in the Participant's account under the Plan. If within 30 days of mailing such notice the Agent does not receive instructions from the Participant, the Agent may, in its discretion, terminate the Participant's account.

               15. The Participant shall notify the Agent promptly in writing of any change of address. Notices or statements from the Agent to the Participant may be given or made by letter addressed to the Participant at his last address of record with the Agent and any such notice or statement shall be deemed given or made when received by the Participant or 5 days after mailing, whichever occurs earlier.

               16. The Participant shall not sell, pledge, hypothecate, assign, or transfer any Plan Shares held for his account by the Agent, nor shall the Participant have any right to draw checks or drafts against his account. The Agent has no obligation to follow any instructions of the Participant with respect to the Plan Shares or any cash held in his account except as expressly provided under the terms and conditions of the Plan.

               17. The Company will either pay directly or reimburse the Agent for the costs of administering the Plan, including but not limited to, the costs of purchasing fractional shares, the costs of printing and distributing Plan literature to record holders of Common Stock, forwarding proxy solicitation materials to Participants, and mailing confirmations of account transactions, account statements, and other notices to Participants and reasonable clerical expenses associated therewith.

               18. Neither the Agent nor its nominee(s) shall be liable hereunder for any act or omission to act by the Company, and neither the Company nor the Agent or its nominee(s) shall be liable hereunder for any action taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of failure to terminate the Participant's account upon the Participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Agent; or (b) with respect to the prices at which Plan Shares are either purchased or sold for the Participant's account or the timing of, or terms on which, such purchases or sales are made; or (c) for the market value or fluctuations in market value after purchase of Plan Shares credited to the Participant's account. The Company further agrees to indemnify and hold harmless the Agent and its nominee(s) from all taxes, charges, expenses, assessments, claims, and liabilities, and any costs incident thereto, arising under federal or state law from the Agent's or the Company's acts or omissions to act in connection with this Plan; provided that neither the Agent nor its nominee(s) shall be indemnified against any liability or costs incident thereto arising out of the Agent's or its nominee's own willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under this Plan.

               19. It is understood that all purchases of Common Stock pursuant to the Plan will be made by the Agent as the independent agent of the Participant and that neither the Company nor any of its affiliates shall have any authority or power to direct the time and price at which securities may be purchased pursuant to the Plan, the amount of securities to be purchased, or to direct the selection of any broker or dealer through whom purchases are to be made.

               20. The Agent or the Company may terminate or suspend the Plan at any time by written notice to the Participants. The terms and conditions of this Plan may be amended by the Agent, with the concurrence of the Company, at any time by mailing of an appropriate notice at least 30 days prior to the effective date thereof to the Participant at his last address of record with the Agent. No waiver or modification of the terms or conditions of the Plan shall be deemed to be made by the Agent unless in writing signed by an authorized representative of the Agent, and any waiver or modification shall apply only to the specific instance involved. The Company has the authority to amend this Plan by mailing an appropriate notice at least 30 days prior to the effective date of such amendment to the Participant at his last address of record with the Agent. It is understood, however, that such amendments as may be required from time to time due to changes in or new rules and regulations under the federal or state securities laws may be made by the Agent prior to notice to each Participant.

               21. The Company and the Agent have the authority to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. Any such interpretation or regulation will be final. This Plan, the Authorization Card incorporated herein and made by this reference a part of this Plan, and the accounts of Participants maintained by the Agent under this Plan shall be governed by and construed in accordance with the laws of the State of Mississippi.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Registration Fee                      $524.70

Accountants' Fee*                      2,500.00

Printing Fees*                         2,000.00

Miscellaneous Expenses*                500.00

Legal Fees*                            7,000.00

Total*                                $12,524.70

 *Estimated.

Item 15.  Indemnification of Directors and Officers

          The Company's Articles of Incorporation provide for indemnification of officers, directors and employees in connection with a proceeding including reasonable expenses (attorney's fees) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time and also provide for indemnification against liability to the Company, liability for improperly receiving a personal benefit and/or liability for any other reason, provided that such person's conduct did not constitute gross negligence or willful misconduct as determined by a board of directors or committee designated by the Board, by special legal counsel, by the shareholders or by a court.

          The Company's Articles of Incorporation also provide for advances to persons for reasonable expenses if the person furnishes a written undertaking to repay the advance if these actions are adjudged to be grossly negligent or willful misconduct and a determination is made that the facts known would not preclude indemnification.

          The Company may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as directors or officers of Company, whether or not Company would have the power to indemnify such person against such liability, as permitted by law.

Item 16.  Exhibits

          (a)  Exhibits

          The following exhibits are furnished (or incorporated by reference) as a part of this Registration Statement:

          Exhibit Number            Description

            4.1 Provisions of Articles of Incorporation of Registrant defining rights of Security holders (*)

            4.2           Shareholder Rights Plan (*)

            4.3           Specimen Stock Certificate (*)

            4.4 Dividend Reinvestment Plan (contained in Appendix A hereto)

            5             Opinion of Watkins Ludlam Winter & Stennis, P.A.
                          regarding legality of common stock registered hereby.

            23.1 Consent of Ernst & Young LLP independent public accountants.

            23.2 Consent of Watkins Ludlam Winter & Stennis, P.A. is contained in their opinion filed as Exhibit 5 to this Registration Statement.

            24            Power of attorney included as part of signature page.

            99            Dividend Reinvestment Plan Authorization Card

(*) These documents were filed on Form S-1 (File No. 333-61355) filed with the Commission on August 8, 1998, and are hereby specifically incorporated by reference herein.


Item 17.  Undertakings

Undertakings related to Rule 415 Offering:

          The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                    (i)  To include any prospectus required by section
                         10(a)(3) of the Securities  Act of 1933;
                    (ii) To reflect in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the
                         aggregate,   the   changes  in  volume  and  price
                         represent  no more than 20% change in the  maximum
                         aggregate   offering   price   set  forth  in  the
                         "Calculation of Registration Fee" table in the effective registration statement.
                    (iii)To include any material  information  with respect
                         to  the  plan  of   distribution   not  previously
                         disclosed  in the  registration  statement  or any
                         material   change  to  such   information  in  the
                         registration statement;

                    Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings related to filings incorporating subsequent Exchange Act documents by reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purvis, State of Mississippi on this the 10th day of February, 2000.

                                       LAMAR CAPITAL CORPORATION
                                       Registrant


                                       BY: /s/Robert W. Roseberry
                                          -------------------------------------
                                          ROBERT W. ROSEBERRY
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                          (PRINCIPAL EXECUTIVE OFFICER)


                                       BY: /s/Donna T. Rutland
                                          -------------------------------------
                                          DONNA T. RUTLAND
                                          CHIEF FINANCIAL OFFICER
                                          (PRINCIPAL FINANCIAL OFFICER AND
                                          PRINCIPAL ACCOUNTING OFFICER)


          KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Kenneth M. Lott (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her name and signature to and file any and all documents relating to the registration under the Securities Act of 1933 of shares of the Company Common Stock for issuance pursuant to the Dividend Reinvestment, and do hereby grant to said attorney, full power and authority to do and perform each and every act and thing necessary to be done in and about the premises in order to effectuate such registration as fully to all intents and purposes as he or she might do personally, and do hereby ratify and confirm all that said attorney, may lawfully do or cause to be done by virtue hereof. The documents referred to include a Registration Statement under the Securities Act of 1933 on Form S-3, and any amendments (including post effective amendments) thereto, and all documents deemed necessary or desirable by said attorney-in-fact to be filed with departments or agencies of the several states regulating the qualification or registration of securities under Blue Sky laws of said states, together with any and all documents and all exhibits relating to the registration statement, amendments, or exhibits required to be filed with any administrative or regulatory agency or authority.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURES                          CAPACITIES                 DATE


By: /s/Monty C. Roseberry           Director                  February 10, 2000
   --------------------------

By: /s/O. B. Black, Jr.             Director                  February 10, 2000
   --------------------------

By: /s/W.H. Jordan                  Director                  February 10, 2000
   --------------------------

By: /s/James R. Plyant              Director                  February 10, 2000
   --------------------------

By: /s/Kenneth M. Lott              Director                  February 10, 2000
   --------------------------

By: /s/Jane P. Roberts              Director                  February 10, 2000
   --------------------------

By: /s/Robert W. Roseberry          Director (Principal       February 10, 2000
   --------------------------       Executive Officer)

By: /s/Donna T. Rutland             Chief Financial Officer   February 10, 2000
   --------------------------       (Principal Accounting
                                    and Financial Officer)

                                INDEX TO EXHIBITS



Exhibit Number          Description

          4.1 Provisions of Articles of Incorporation of Registrant defining rights of Security holders (*)

          4.2     Shareholder Rights Plan (*)

          4.3     Specimen Stock Certificate (*)

          4.4     Dividend Reinvestment Plan (contained in Appendix A hereto)

          5 Opinion of Watkins Ludlam Winter & Stennis, P.A. regarding legality of common stock registered hereby.

          23.1    Consent of Ernst & Young LLP independent public accountants.

          23.2 Consent of Watkins Ludlam Winter & Stennis, P.A. is contained in their opinion filed as Exhibit 5 to this Registration Statement.

          24      Power of attorney included as part of signature page.

          99      Dividend Reinvestment Plan Authorization Card

(*) These documents were filed on Form S-1 (File No. 333-61355) filed with the Commission on August 8, 1998, and are hereby specifically incorporated by reference herein.